UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 20, 2012

HOST HOTELS & RESORTS, INC.

HOST HOTELS & RESORTS, L.P.

(Exact name of registrant as specified in its charter)

Maryland (Host Hotels & Resorts, Inc.) Delaware (Host Hotels & Resorts, L.P.)	001-14625 0-25087	53-0085950 52-2095412
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6903 Rockledge Drive, Suite 1500

Bethesda, Maryland 20817

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (240) 744-1000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry into a Material Definitive Agreement

See the discussion of the letter agreement with Mr. Risoleo set forth below in Item 5.02(e), which is incorporated herein by reference.

ITEM 5.02(e)	Compensatory Arrangements of Certain Officers

On January 20, 2012, the Compensation Policy Committee (the “Committee”) of the Board of Directors of Host Hotels & Resorts, Inc. (the “Company”) adopted compensatory arrangements in which senior management of the Company, including the named executive officers, will participate. The arrangements, which will be effective for 2012, replace the expired compensation program which was in effect from 2009 through 2011.

The key elements of the 2012 compensation program are base salary, annual incentive awards and equity awards. The following describes the material terms of the annual incentive awards, the equity awards and base salaries.

Annual Cash Incentives

As in previous years, all employees of Host Hotels & Resorts, L.P., including the named executive officers, will be eligible for an annual incentive award, which is an opportunity to receive cash bonuses based on the satisfaction of Company financial goals and personal performance goals. Bonuses will be calculated as a percentage of an individual’s salary and weighted depending on the level of responsibility in the Company. For the named executive officers, 80% of the eligible cash bonus will be based on the financial performance of the Company and 20% on satisfaction of individual performance goals. The annual cash amount that may be earned is further refined based on the level of performance on each goal, which is measured at “threshold,” “target” and “high”. There is no bonus paid for any component if performance is below threshold, and results are interpolated between the levels of threshold, target and high.

Financial Measures for the Annual Cash Incentive. The Committee adopted two financial measures of performance, Funds from Operations per diluted share, adjusted for certain items (“Adjusted FFO”) and Return on Invested Capital (“ROIC”). The “threshold”, “target” and “high” level of performance on these goals will be established generally in February of each year by the Committee based on, and subject to review and approval of, the Company’s business plan and budget by the Company’s Board of Directors. The chart below shows the performance and payout levels on each of Adjusted FFO and ROIC measures.

	Threshold	Target	High
Performance
(as a % of Budgeted Goals)	85	100	115
Payout Level
(as a % of Target)	50	100	200

Individual Performance Goals. Individual performance goals will represent 20% of the total target amount of the annual incentive award for the named executive officers. These goals are drafted by executives, reviewed by the Chief Executive Officer and reviewed and approved by the Committee at the beginning of the year. The goals are designed to be attainable at the “target” level of performance and may be reviewed by the Committee mid-year. The chart below shows the performance and payout levels.

	Payout level
Performance Level	Chief Executive Officer	Executive Vice Presidents
Below Threshold	0%	0%
Threshold	75	50
Target	150	100
High	300	200

The total amount that may be earned annually by the named executive officers and all employees at the executive vice president level as an annual incentive cash award would be determined as follows:

Measures	Named Executive Officers
Financial Measures	a = salary x weighting (80%) x performance level achieved (70% adjusted FFO, 30% ROIC)
Individual Performance Goals	b = salary x weighting (20%) x performance level achieved
Total Potential Annual Cash Incentive	Sum of a + b

Long-Term Incentives

The long-term incentives are equity-based awards, which as in previous years, have 90% of the target award opportunity in the form of restricted stock and the remaining 10% in the form of stock options. Awards will be granted annually at the beginning of each performance year.

Restricted Stock. The restricted stock award opportunity represents the maximum number of shares that may be earned annually; that is, performance at the “high” level. If “high” level of performance is not achieved, the executive will forfeit the right to earn the corresponding shares. The compensation program is based, however, on senior management vesting in shares at the “target” level. The award is entirely performance-based and vesting is subject to the satisfaction of the following measures, each of which is set at three separate levels—“threshold”, “target” and “high”:

•	Performance goals – 50% of the target restricted stock award opportunity would vest based on performance goals as follows:

o	33% of the target award would vest based on satisfaction of a company financial or operating objective, approved by the Committee at the beginning of the year.
o	17% of the target award vest based on satisfaction of individual performance goals (described above)

The chart below shows the shares that may vest annually based on the level of achievement on performance goals. No shares are earned for this component if performance is below threshold, and results will be interpolated between the levels of threshold, target and high.

Percentage Shares Vesting Based on Satisfaction of Performance Goals

(as a % of the annual Target amount)

< Threshold	Threshold	Target	High
0	50	100	200

•

Relative Total Shareholder Return – 50% of the target restricted stock award opportunity would vest based on the Company’s performance on relative cumulative stockholder return as compared against the NAREIT Equity Index, the S&P 500 Index, and select hospitality companies that serve as relevant industry/asset-specific competitors for capital.

Shares will vest based on the performance of the Company’s TSR (measured as a percentile) compared to each index. No shares are earned if performance is below threshold, and results are interpolated between the levels of threshold, target and high, as follows:

	< Threshold	Threshold	Target	High
Percentile Achieved	Less than 30th Percentile	30th Percentile	50th Percentile	75th Percentile
Shares Vesting (as a % of the annual Target amount)	0	50	100	200

Shares will also vest in the event of an executive’s death or disability or, under certain circumstances, under the Severance Plan. No dividends are paid on unvested restricted shares, but dividends accrue on the shares and will be paid when, and if, the shares vest and are released.

Stock Options. Stock options grants are made annually and are eligible to vest based on continued service with the Company through year end December 31. No cash dividends accrue or are paid on options.

Base Salaries and Awards

In connection with the 2012 program, the Committee set the following base salaries for 2012 and made the following awards to the named executive officers on January 20, 2012.

Name	Base Salary $	Restricted Stock Award Opportunity (at “High”) #	Option (Exercise Price of $16.23) #
Mr. Walter	825,000	416,845	48,979
Mr. Abji	475,000	167,382	19,667
Mr. Harvey	400,000	135,193	15,885
Mr. Larson	400,000	122,318	14,372
Mr. Risoleo	515,000	60,515	7,110

Letter Agreement with Mr. Risoleo

In connection with Mr. Risoleo’s new position, effective January 1, 2012 as Executive Vice President – Managing Director, Europe, the Company entered into a letter agreement with Mr. Risoleo on January 26, 2012 for the period January 1, 2012 through December 31, 2012. Under the agreement, Mr. Risoleo would not be subject to the severance provisions of the Severance Plan, except in the context of a Change in Control (as defined in the Severance Plan). Instead, the following would apply:

If the Company terminates Mr. Risoleo’s employment during 2012, other than for Cause (as defined in the Severance Plan), the Company will continue to pay his base salary through December 31, 2012. In addition, Mr. Risoleo will receive and be eligible for the annual incentive award and equity incentives for 2012. The amount of his annual incentive award will depend upon, and be based on, the Company’s performance on the financial measures adopted by the Committee for 2012 and on Mr. Risoleo’s individual performance goals. For these purposes, the Company would assume a “target” level of performance by Mr. Risoleo on his individual performance goals. In addition, Mr. Risoleo will be eligible to vest in the portion of his long-term equity incentive award for 2012 based on “target” level of performance on his individual performance goals and the Company’s actual results on the remaining objectives of corporate performance. In addition, stock options would vest.

If Mr. Risoleo voluntarily leaves the Company before June 30, 2012, he would receive only his accrued base salary through the date of termination.

If Mr. Risoleo voluntarily leaves the Company before December 31, 2012 but after June 30, 2012, he would not receive salary continuation, but would be eligible to receive a pro-rated annual incentive award and a long-term equity incentive award based on the Company’s corporate performance at the end of 2012 and assuming a “target” level of performance on individual performance goals. In addition, a pro-rated number of stock options would vest.

ITEM	9.01. Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

10.1	Letter Agreement dated as of January 26, 2012 by and between Host Hotels & Resorts, Inc. and Mr. James Risoleo

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOST HOTELS & RESORTS, INC.

(Registrant)

Date: January 26, 2012	By:	/s/ Brian G. Macnamara

Brian G. Macnamara

Senior Vice President and Corporate Controller

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOST HOTELS & RESORTS, L.P.

(Registrant)

	By:	HOST HOTELS & RESORTS, INC.

Its General Partner

Date: January 26, 2012	By:	/s/ Brian G. Macnamara

Brian G. Macnamara

Senior Vice President and Corporate Controller

EXHIBIT INDEX

Exhibit No.	Description

10.1	Letter Agreement dated as of January 26, 2012 by and between Host Hotels & Resorts, Inc. and Mr. James Risoleo